PROMISSORY NOTE

$3,000,000.00 **2006**

FOR VALUE RECEIVED, Tally-Ho Ventures, Inc., a company incorporated under the laws of the State of Delaware with file number 3594839 and having its registered office at 3422 Old Capitol Trail Suite 584, Wilmington, New Castle 19808, Delaware, USA (the **"Maker"**), hereby unconditionally promises to pay to the order and for the account of Protrust Financial Services Group SA, a company incorporated under the laws of the Canton of Ticino, Switzerland whose registered is office at Via Frasca 5, PO Box 5237, CH-6901, Lugano, Switzerland (the **"Holder"**), at a bank or at such other place as may be designated by the Holder by notice to the Maker in writing at least five days before such payment is due, the principal amount of three million dollars and no cents ($3,000,000.00) in lawful money of the United States of America in same day funds by no later than 31 October 2006 (the **"Maturity Date"**).

Unless and until an Event of Default (as defined below) has occurred, no interest shall be payable in respect of the outstanding principal amount of this Note.

This Note may be prepaid in whole or in part at any time upon at least seven days' notice to the Holder in writing by the Maker.

This Note shall be deemed in default for all purposes upon the occurrence of any of the following (each, an **"Event of Default"**):

(a) the failure by Maker to repay the entire outstanding principal amount of this Note on the Maturity Date;

(b) the commencement against Maker of an involuntary action, suit or proceeding under the federal Bankruptcy Code or any similar federal or state law;

(c) the entry of a judgment, order or decree appointing a custodian, receiver, liquidator, trustee, or other similar official for Maker or any substantial part of its property or ordering the winding-up or liquidation of its affairs; or

(d) the commencement by Maker of a voluntary case under the federal Bankruptcy Code or any similar federal, foreign or state law, or consent by Maker to or acquiescence in the filing of any petition seeking liquidation, reorganization or similar relief, or consent to or acquiescence in the appointment of or the taking of possession by a custodian, receiver, liquidator, trustee (or other similar official) of any substantial part of its property, or an assignment by Maker for the benefit of creditors or a composition with creditors, or the admission in writing by Maker of an inability to pay its debts as they become due, or any corporate action of maker in furtherance of any of the foregoing.

If an Event of Default shall occur and be continuing, then the Holder may declare the entire unpaid principal amount of this Note immediately due and payable in full. If an Event of Default shall have occurred and be continuing, interest on the unpaid principal balance of this Note shall accrue at a rate equal to the lesser of (i) the rate per annum specified as the "$ Libor BBA – Interbank Fixing" rate (or any successor title) in the *Financial Times* under the table entitled "World Interest Rates – Domestic Money Rates" (or any successor title) for three-month U.S. dollar deposits on the date of the Event of Default plus five percent (5%) or (ii) the maximum rate permitted by law (such rate, the **"Default Rate"**) until such amount is paid in full. The Maker shall pay such interest in lawful money of the United States of America in same day funds. Interest shall be payable daily. The Maker shall pay interest on demand on any overdue principal or overdue interest from and including the date payment of such principal or such interest, as the case may be, was due to, but not including, the day of actual payment at the Default Rate.

To the maximum extent permitted by law, the Maker agrees to pay on demand all costs and expenses of the Holder that are incurred in connection with the enforcement of this Note, including, but not limited to, reasonable attorneys' fees and expenses related thereto.

All payments received by the Holder under this Note shall be applied in the manner and order of priority determined by the Holder in its sole discretion.

Whenever any payment on this Note shall be due and payable on a day which is not a Business Day, the date for payment shall be extended to the next following Business Day and any extended time for the payment of principal or interest shall be included in computing interest at the rate this Note bears in connection with such payment. For purposes of this Note, **"Business Day"** means any day on which dealings in U.S. dollar deposits are carried on in the London inter-bank market and on which commercial banks in London and New York City are open for domestic and foreign exchange business

All payments to be made by the Maker under this Note shall be made in United States dollars in immediately available and freely transferable funds no later than 9:00 a.m. (New York City time) on the date on which due, without set-off, counterclaim, deduction, withholding on account of taxes levied or imposed under the laws of the United Kingdom or the United States or America, restrictions or conditions of whatever nature.

The Maker hereby represents and warrants to the Holder that all action and approvals required for the execution and delivery of this Note as a legal, valid and binding obligation of the Maker, enforceable in accordance with its terms, have been duly taken and obtained.

The Maker hereby waives demand, diligence, presentment, protest and notice of every kind. The failure of the Holder to exercise any rights hereunder shall not constitute a waiver thereof in that or any other instance. Nothing contained in this Note shall impair the obligations of the Maker under this Note, which are absolute and unconditional, to pay to the Holder all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms of this Note, or shall prevent the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note.

Neither this Note nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by a statement in writing signed by the Maker with the prior written consent of the Holder.

Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, the Maker will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

All notices, requests, consents and demands shall be in writing and shall be deemed given or made, and shall become effective, if delivered personally by hand, mailed certified or registered mail, return receipt requested, or sent by telegram, telecopy, telex or other electronic means to the Maker or to the Holder at their respective address set forth below or such subsequent address as the respective party may provide to the other.

Copies of all communications to the Maker should be sent to:

Tally-Ho Ventures, Inc.
115 Route D'Arlon
L-8311 Capellen
Luxembourg
Fax: +352 2630 1540
Attention: Jose Meleth

or such other addressee or address as the Maker may from time-to-time provide.

Copies of all communications to the Holder should be sent to:

Protrust Financial Services Group SA
Via Frasca 5, PO Box 5237
CH-C901, Lugano
Switzerland
Fax: +41 91 973 6060
Attention: Alex Bell

or such other addressee or address as the Holder may from time-to-time provide.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

To the fullest extent permitted by applicable law, the Maker irrevocably submits to the non-exclusive jurisdiction of any federal or Delaware State court, and any appellate court from such court, in any suit, action or proceeding arising out of or relating to this Note. The Maker hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding and any immunity from jurisdiction of any court or from any legal process the Maker has or may hereafter acquire (including, without limitation, immunity to pre judgment attachment, post judgment attachment and execution) with respect to itself or its property in respect of its obligations under this Note.

The Maker hereby irrevocably designates and appoints Cozen O'Connor (the **"Authorized Agent"**), as its authorized agent upon whom process may be served in any such suit or proceeding by delivery or by registered mail with return receipt requested to its registered office (which, as of the date hereof, is Suite 1400, Chase Manhattan Centre, 1201 North Market Street, Wilmington, DE 19801) to the attention of Jill Deeney (which service of process by registered mail shall be effective with respect to the Maker so long as such return receipt is obtained, or in the refusal to sign such receipt the Holder is able to produce evidence of attempted delivery by such means). The Maker hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Maker further agrees that service of process upon its Authorized Agent and written notice of said service to Cozen O'Connor, as the case may be, as set forth above shall be deemed in every respect effective service of process upon the Maker in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Maker agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Maker.

TALLY-HO VENTURES, INC.

By: ______________________

Name: Nigel Gregg

Title: C.E.O.